                                                              Exhibit 10(xviii)




                                 CO-STEEL GROUP

                         SUPPLEMENTARY RETIREMENT PLAN

                                      FOR

                          SENIOR MANAGEMENT EMPLOYEES



                             Effective July 1, 1997





                                  January 1998

                               TABLE OF CONTENTS

SECTION 1  -      Establishment of the Plan .................................  1

SECTION 2  -      Definitions ...............................................  2

SECTION 3  -      Retirement Fund ...........................................  6

SECTION 4  -      Administration of the Plan ................................ 10

SECTION 5  -      Eligibility ............................................... 11

SECTION 6  -      Contributions ............................................. 12

SECTION 7  -      Retirement Dates .......................................... 13

SECTION 8  -      Retirement Benefits ....................................... 14

SECTION 9  -      Disability Retirement Benefits ............................ 17

SECTION 10 -      Terms of Payment .......................................... 18

SECTION 11 -      Death Benefits ............................................ 19

SECTION 12 -      Ceasing to Hold a Designated Position ..................... 20

SECTION 13 -      Designation of Beneficiary ................................ 21

SECTION 14 -      Transfers ................................................. 22

SECTION 15 -      General Provisions .........................................23

SECTION 16 -      Future of the Plan .........................................25

SECTION 1 - ESTABLISHMENT OF THE PLAN

1.01 The Plan is an unregistered plan that is being established effective July 1, 1997, for eligible employees of the Company. The purpose of the Plan is to ensure that eligible employees receive retirement benefits as defined in the Plan, without limitation due to maximums imposed on registered pension plans by applicable regulatory authorities.

1.02 The Company has made arrangements for a letter of credit to be issued by a bank. The amount of the letter of credit is set annually as the amount of the unfunded liability under the Plan; this amount will be paid into the Plan if a triggering event occurs.

SECTION 2                         DEFINITIONS


For the purposes of this Plan, including this Section, as the context may require, the expressions set out below shall have the following meanings regardless of any definitions at variance therewith in any other document:

2.01 "Account" means an account established under the Fund in accordance with the Funding Agreement to hold funds contributed to the Plan by the Company, or to hold the Letter of Credit required in accordance with the Funding Agreement.

2.02 "Actuarial Equivalent Value" means a value equal to the value of retirement benefits, when computed as described below and in the same currency in which benefits are payable to the Participant on whose behalf a computation is required. The calculation shall be made as of the date at which a determination is required, using the actuarial tables and such other methods as may be adopted by the Company on the advice of the Actuary.

2.03 "ACTUARY" means a person, firm, or corporation designated by the Company to be the Actuary of the Plan, who shall be, or, in the case of a firm or corporation, a member of the staff of which shall be, duly qualified and acceptable to the Company.

2.04 "COMPANY" means Co-Steel and/or, as the case may be, any past, present or future associate, subsidiary or affiliate thereof which may with the consent of Co-Steel, be included in the Plan.

2.05 "Co-Steel" means Co-Steel Inc. and any successor company.

2.06 "Continuous Service" means the last period of uninterrupted active service, including:
     (1) service before the Effective Date;  and
     (2) approved leave of absence, including sick leave;
     rendered on a regular, full-time basis by a Designated Employee to the Company, from the date the Designated Employee became a member of the Retirement Plan to the date of his termination of service, death, or retirement, whichever first occurs.

2.07 "Credited Service" of a Designated Employee means, subject to Section 12.01, his number of completed years and months of Continuous Service.

2.08 "Designated Employee" means a regular full-time salaried employee of the Company who has been designated as eligible to participate in the Plan pursuant to Section 5.03.

2.09 "Designated Position" means a position designated from time to time by Co-Steel.

2.10 "Earnings" for a given 12-month period means the basic salary paid to a Participant during the period as determined by Co-Steel for purposes of the Plan, excluding overtime pay, bonuses, profit-sharing or other extra compensation. "Average Earnings" means the average annual Earnings of the Participant during the 72 consecutive months of Credited Service preceding the Participant's retirement, death or termination of employment in which the highest average is attained.

     If a Participant has not completed 72 months of Credited Service, his Average Earnings shall be based on his average annual Earnings during his period of Credited Service.

     Salary earned from any company that is part of the Co-Steel group of companies will be taken into account for this purpose, and any salary earned in a currency other than Canadian dollars will be converted to Canadian dollars at the exchange rate in effect as of the last day of the calendar year in which the compensation was earned.

2.11 "Effective Date" means July 1, 1997.

2.12 "Equivalent Arrangement" means, in relation to any existing Accounts, a separate Account:

     (1) that holds a Letter of Credit with an issue date that is not later than the expiry date of the Letter of Credit held under any of the existing Accounts;

     (2) that holds sufficient assets for the Actuary to certify to the Company and the Funding Agency that the value of the assets in the Fund (excluding assets attributable to contributions made by the Company within the 12 months prior to the effective date of any Letter of Credit), equals or exceeds the wind-up liabilities of this Plan, both projected one year after the expiry of the current Letter of Credit, and determined using the assumptions set out in Section 3; or

     (3) that provides, in the opinion of legal counsel in consultation with the Actuary, equivalent or superior security for the benefits under the Plan.

2.13 "Fund" means the Fund established as of the Effective Date under the Funding Agreement and maintained in accordance with Section 3.01.

2.14 "Funding Agency" means the trustee(s) and/or insurance company(ies) named in the Funding Agreement(s) and any successor trustee(s) or insurance company(ies) designated by Co-Steel.

2.15 "Funding Agreement" means the agreement(s) governing the Fund as may be entered into between Co-Steel and the Funding Agency from time to time, a copy of which shall be attached hereto as Schedule A.

2.16 "Letter of Credit" means a letter of credit that satisfies the criteria identified in Section 3.02(2), or any renewal thereof.

2.17 "Participant" means an individual who is or has been a Designated Employee and who is entitled to benefits and rights under the Plan.

2.18 "Personal Retirement Agreement" means the agreement between each Participant and Co-Steel which supplements and modifies this Agreement in respect of the particular Participant.

2.19 "Plan" means this Co-Steel Group Supplementary Retirement Plan for Senior Management Employees, as it is hereby constituted effective July 1, 1997, and including any amendments thereto which may from time to time be made by Co-Steel.

2.20 "Plan Year" means the period commencing on January 1st of any year and ending on the following December 31st.

2.21 "Retirement Plan" means any formal retirement savings arrangement sponsored by the Company for its employees and in which Designated Employees of the Company participate.

2.22 "Spouse" means the Participant's legally married spouse to whom he has been married for at least two consecutive years immediately preceding the date that a determination is required provided that if a Retirement Plan of which the Participant is a member at the date a determination is required contains a different definition of spouse than that specified hereunder, such Retirement Plan's definition shall prevail.

2.23 "Tax Act" means the Income Tax Act (Canada) as amended and the regulations issued under the Income Tax Act (Canada) from time to time.

2.24 "Total and Permanent Disability" means any disability due to bodily injury or disease which:

         (1) would prevent a Participant from engaging in the normal duties of the office or employment for which he is qualified; and

         (2) has continued for a period of not less than six (6) consecutive months since its inception; and

         (3) has been certified by a physician acceptable to Co-Steel as likely to be permanent and continuous during the remainder of the lifetime of such Participant;

         and provided the disability:

         (4) was not contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in, a criminal enterprise for which he was convicted; or

         (5)      did not result from injuries wilfully self-inflicted.

2.25 "Unreduced Age" in respect of a Participant, shall refer to the age of the Participant at the time that any one of the following three conditions has been fulfilled:

         (1) The Participant has completed at least 30 years of Continuous Service.

         (2) The Participant's age plus years of Continuous Service equal a total of at least 80.

         (3) The Participant has attained one of the following combinations of age and years of Continuous Service:

                                                 Years of
                  Participant's Age          Continuous Service
                  -----------------          ------------------
                         62                           2
                         61                          13
                         60                          16
                         59                          19
                         58                          22
                         57                          25
                         56                          28
                         55                          30

SECTION 3 - RETIREMENT FUND

3.01 The Company shall maintain a Fund to be held, invested, re-invested and administered by the Funding Agency in trust pursuant to the terms of the Funding Agreement and this Plan, for the purpose of holding assets to secure payment of pension benefits under this Plan as indicated in the Funding Agreement. Benefits under the Plan are to be paid first from the Fund when required, to the extent that the Fund shall suffice for such purpose. Any benefits not paid from the Fund shall be paid by the Company as they become due. For greater certainty, the Company shall be responsible for payment of all of the commitments made hereunder to Participants under the Plan, but shall not be responsible to pre-fund the benefits as they accrue.

3.02 (1) Subject to the exceptions set out in Article 2 of the Funding Agreement, the Company shall arrange with a financial institution other than the Funding Agency, for the provision of a Letter of Credit to be purchased by the monies held in the Fund.

     (2)  For the purposes of Section 3.02(1), a Letter of Credit must be:

          (a)  irrevocable by the issuing financial institution;

          (b) payable to the Funding Agency as beneficiary, subject to the requirement as set out in the Funding Agreement, that the Funding Agency shall deposit any money paid under the Letter of Credit into the Account upon receipt;

          (c)  incapable of being assigned by the Funding Agency;

          (d)  incapable of being amended prior to its expiry;

          (e) for a term of at least 364 days, which term shall commence immediately upon the expiry of any Letter of Credit already in place;

          (f) provided by the issuing financial institution without a requirement that the Company provide collateral, pledged assets or similar security;

          (g) for an amount no less than the amount, as certified by the Actuary, by which (i) exceeds (ii), where (i) and (ii) are both determined as at the expiry date of the Letter of Credit and are defined as follows:

               (i) The projected wind up liabilities of the Plan determined as of the expiry date of the Letter of Credit, using the assumptions set out in Section 3.06(1).

               (ii) The projected value of the assets of the Fund determined using the assumptions set out in Section 3.06(2);



          (h) payable on demand by the Funding Agency upon certification to the issuer that a condition for exercise of the Letter of Credit set out in the Funding Agreement has been met;

          (i) provided by an issuer whose debt obligations have a rating of A (or its equivalent) by any one of Dominion Bond Rating Service Limited, Canadian Bond Rating Service Limited, Standard & Poor's Corporation or Moody's Investors Service;

          (j) payable on the fifth business day preceding its expiry date, unless prior written notice is provided to the issuer by the Funding Agency that the issuer shall not pay on that day because the Letter of Credit has been renewed or an Equivalent Arrangement has been established, such notice to be no earlier than one month preceding the expiry date of the Letter of Credit.

3.03 The Company shall provide to the Funding Agency, on a timely basis, all information that is necessary for the Funding Agency to determine whether the Letter of Credit required by the Plan satisfies the criteria in Section 3.02.

3.04 The Funding Agency will present the Letter of Credit for payment of the full amount in accordance with the provisions of the Funding Agreement.

3.05 The Company and the Funding Agency are not required to cause a Letter of Credit to be issued in favour of the Funding Agency in accordance with
     Section 3.02(1) if the Actuary has certified to the Company and the Funding Agency that the value of the assets in the Fund, equals or exceeds the wind-up liabilities of this Plan, both projected one year after the expiry of the current Letter of Credit, and determined using the assumptions set out in Section 3.06.

     The application of this Section 3.05 shall be reviewed annually after any time that it becomes operative, so that if the criteria required by this
     Section 3.06 cease to be met, then Section 3.02 again becomes operative. If
     Section 3.02 again becomes operative and the Company fails to comply with that Section within 60 days thereafter, then the Plan shall be discontinued.

3.06     (1)   The assumptions to be used in determining the projected
               liabilities of the Plan pursuant to Sections 3.02(2)(g)(i) and
               3.05 are:

               (a) that the Company will pay all benefits as they fall due prior to the expiry date of the Letter of Credit, and will not pay those amounts on or after that date;

               (b) that the Retirement Plan and the Plan are terminated as at the expiry date of the Letter of Credit;

               (c) that liabilities will be determined using actuarial assumptions that are generally acceptable for the valuation of benefits under a registered pension plan on wind-up, without regard to tax considerations, and

               (d) any benefit in respect of which an Equivalent Arrangement is in place will be paid by that Equivalent Arrangement.

          (2) The assumptions to be used in determining the projected assets of the Plan pursuant to Sections 3.02(2)(g)(ii) and 3.05 are:

               (a) that the value of the assets of the Fund includes the amount of refundable tax held, or projected to be held, by Revenue Canada on account of the Plan (excluding refundable tax related to amounts excluded in (d) below) at the expiry date of the Letter of Credit;

               (b)  that any assets held by the Fund after the application of
                    (d) below are used to provide benefit payments as they fall due;

               (c) that if the Retirement Plan were wound up on the expiry date, of the Letter of Credit, any surplus assets attributable to Participants would be recognised as an asset for the purposes of this Section 3.06(2); and

               (d) that assets attributable to contributions made by the Company within the 12 months prior to the effective date of the Letter of Credit are excluded.

3.07 Subject to the provisions of the Funding Agreement, Co-Steel may remove the Funding Agency at any time and, upon such removal, or upon resignation of the Funding Agency, Co-Steel may appoint a successor Funding Agency.

3.08 No Participant, annuitant, joint annuitant, beneficiary or estate, nor any other person shall have any interest in or right to any part of the earnings of the Fund, or any rights in or to or under such Fund or any part of the assets thereof, except as expressly provided for in the Plan, and then such interest or rights shall be only to the extent of such provision.

SECTION 4 - ADMINISTRATION OF THE PLAN

4.01 The administration of the Plan shall be the responsibility of Co-Steel, and whenever a question which cannot be settled by reference to the Plan arises in the course of such administration, Co-Steel may settle such question at its discretion in a manner not inconsistent with the provisions of the Plan.

4.02 Co-Steel may appoint any person or corporation to administer the Plan and may delegate for such purpose from time to time such authority as it may deem necessary and advisable.

SECTION 5 - ELIGIBILITY

5.01 Each Designated Employee in the employ of the Company on the Effective Date, subject to Section 5.03, became a Participant as of that date. Such Designated Employees are set out in Schedule B to this Plan.

5.02 Each Designated Employee other than a Designated Employee referred to in
     Section 5.01 shall, subject to Section 5.03, become a Participant as of the date he becomes a Designated Employee.

5.03 Notwithstanding the provisions of Section 5.01 and 5.02, no person shall become a Participant unless and until such status is evidenced and confirmed by appropriate documentation of the retirement committee of Co-Steel or the equivalent body of any associated, subsidiary or affiliated company employing such person, a certified copy of which shall be delivered to such person.

SECTION 6 - CONTRIBUTIONS

6.01 Participants are neither required nor permitted to contribute to the Plan.

6.02 The Company shall contribute from time to time to the Fund the amounts required to ensure that the Funding Agency has available to it the resources that are necessary to pay the amount of any fees, commissions or premiums and any deposits against fees, commissions or premiums charged by a financial institution for issuing any Letter of Credit and to pay any other charges that the Funding Agency is required to pay out of the Fund. The Company shall not be required to contribute to the Fund amounts in respect of benefits due under the Plan to its Designated Employees.

6.03 In addition to the contributions required under Section 6.02, but subject to Section 3.01, the Company may contribute to the Fund amounts not in excess of the amount, determined by the Actuary, that is required to fully fund future pension benefits.

6.04 The Company shall remit annually to the Receiver General under the Tax Act the amount of tax required to be withheld on the purchase of the Letter of Credit, within the period of time permitted by the Tax Act, and shall inform the Funding Agency in writing that the tax has been withheld from the contributions and remitted to the Receiver General within the prescribed time.

SECTION 7 - RETIREMENT DATES

7.01 Subject to Section 7.03, the normal retirement date for a Participant will be the first day of the month coincident with or next following the attainment of age 65 (the "normal retirement date").

7.02 Subject to Section 8.03, a Participant may retire and commence to receive a pension benefit under this Plan on the first day of any month prior to his attainment of his normal retirement date, provided he has attained the earlier of his Unreduced Age and age 55 (his "early retirement date").

7.03 A Participant who has been permitted by Co-Steel or another employer participating under the Plan to remain in its service beyond his attainment of age 65, will have his retirement benefits determined based on his Credited Service to his normal retirement date and on Earnings to his postponed retirement date.

SECTION 8 -- RETIREMENT BENEFITS

8.01 (1) The benefits described in this Section 8 are not subject to limitations due to the maximum pension rules established by applicable regulatory authorities. The benefits payable from the Plan are the benefits calculated in accordance with the applicable provisions of this Section 8, reduced by:

          (a) the amount of any benefits payable in accordance with a Retirement Plan of the Company, including bridging supplements and any lump sum payable from a defined benefit or defined contribution plan, in respect of any part of the same period of Credited Service; the adjustment shall be determined as if the Participant elected to receive an Actuarial Equivalent pension payable in the same form as is payable under the Plan;

          (b) the proportionate amount of any government sponsored retirement benefits to which the Company has contributed, attributable to the same period of Credited Service. For the purpose of this provision, the applicable amount of any government benefit shall be based on the benefit rate in effect as of the date at which a calculation is required hereunder; and

          (c)  the amount of any indebtedness of the Participant to the Company.

     (2) A pension being paid to an individual under this Plan shall further be reduced if any amount of surplus is distributed from the Retirement Plan to the individual. The reduction shall be equal to the pension that has the Actuarial Equivalent Value of the amount of surplus distributed.

8.02 Subject to Section 8.01, each Participant who retires on his normal or postponed retirement date will be entitled to receive an annual pension benefit, payable monthly, equal to 1.5% of his Average Earnings multiplied by his years of Credited Service, not to exceed a total of 60% of his Average Earnings.

8.3 Each Participant who retires on his early retirement date in accordance with Section 7.02 will be entitled to receive an annual pension benefit in an amount determined as follows:

     (a) for Participants who retire on or after their Unreduced Age, a benefit in accordance with Section 8.02.

     (b) for Participants who retire on or after age 55, but prior to their Unreduced Age, a benefit calculated in accordance with Section 8.02, but reduced by 0.5% for each complete month that the pension commencement date precedes the Unreduced Age.

8.04 The first payment of the retirement benefit payable to a Participant under this Section shall be due and payable on the first day of the month coincident with or next following his actual retirement date, with subsequent amounts being due on the first day of each succeeding month for the balance of the applicable payment period.

8.05 Co-Steel reserves the right, in circumstances where retirement is by mutual agreement between the Participant and the Company, to provide one or more of the following benefit improvements:

     (1) waive the reduction applicable under Section 8.03, when the Participant retires subsequent to age 55 but prior to his Unreduced Age;

     (2) increase the Participant's pension benefit to reflect all or part of the additional Credited Service the Participant would have completed if his Continuous Service had continued uninterrupted until his normal retirement date; and

     (3) increase the Participant's pension benefit to reflect all or part of the salary increases that would be expected for the Participant over the period to his normal retirement date if the Participant was not retiring.

8.06 (1) Subject to the reductions specified in Section 8.01(1) for the amount of any benefits payable in accordance with a Retirement Plan of the Company or any government sponsored retirement benefits, in respect of any part of the same period of Credited Service, annual cost of living increase payments pursuant to this Section 8.06 are provided to:

         (a) a Participant who is receiving monthly pension payments (either due to retirement or disability) from the Plan; and

         (b) the surviving Spouse or surviving joint annuitant of the Participant who dies in service or was receiving monthly pension payments from the Plan (either due to retirement or disability),

          provided that the Participant or the surviving Spouse or surviving joint annuitant was receiving his or her pension on November 1 of the year preceding the year during which the increase is paid.

     (2)  The increase for the cost of living adjustment pursuant to this
          Section 8.06 is determined as at January 1 each year. The pension payment will be increased to reflect 80% of the percentage change in the Consumer Price Index for the 12 months ending October in the prior calendar year, up to a maximum increase in pension of 4% per annum.

          For the purposes of this Section 8.06, "Consumer Price Index" means the Consumer Price Index for Canada for All Items (Not Seasonally Adjusted) provided by Statistics Canada, or such other official measure of price movement as may be substituted therefor.

     (3)  The percentage increase described in Section 8.06(2):

          (a) applies to the amount of the pension (calculated pursuant to the other provisions of this Section 8, or Section 9 prior to the application of any offset under Section 8.01(1)) being paid to the Participant or the surviving Spouse or the surviving joint annuitant at the date the cost of living adjustment is granted, being January 1; and

          (b) is payable in the same form and with the same guarantees as the pension to which the increase is applied;

          and such additional pension payments shall be cumulative.

8.07 Notwithstanding any of the provisions of this Plan, if the Plan is terminated the Company may, at its discretion, calculate the Actuarial Equivalent Value of any Participant's or other person's entitlement under this Plan, and pay to the person such lump sum in full satisfaction of the benefits accrued and remaining unpaid to such person under the Plan.

SECTION 9 - DISABILITY RETIREMENT BENEFITS

9.01 A Participant who suffers a Total and Permanent Disability prior to his normal retirement date will continue to accrue benefits under this Plan until he or she retires, reaches normal retirement age or ceases to be disabled, whichever first occurs. Such Participant's Earnings for the purposes of this Plan, during the period that he or she remains disabled, shall be deemed to be their Earnings in effect at the date of the commencement of their disability. The Participant's Continuous Service will be deemed to have continued uninterrupted during their period of disability.

      If a Participant retires and commences to receive a benefit under this Plan while still suffering from a Total and Permanent Disability, the Participant shall be entitled to receive an annual pension benefit calculated in accordance with the appropriate provisions of Section 8, but further reduced by

      (1) the amount of any government-sponsored disability benefits to which the Company has contributed; and

      (2) the amount of any benefits payable under a disability plan sponsored by the Company.

SECTION 10 - TERMS OF PAYMENT

10.01 Terms of Payment of Benefit

      Subject to subsection 8.07, the retirement benefit provided under this Plan shall be payable:

      (1) if the Participant has no Spouse, for the life of the Participant, with a minimum payment period of 60 months; and

      (2) If the Participant has a Spouse, as a joint and survivor pension payable in equal monthly installments for the life of the Participant, and after his death to the Participant's Spouse for her lifetime. The monthly pension payable to the Spouse shall be 60% of the amount of each monthly installment paid to the Participant during his lifetime. The joint and survivor pension shall have Actuarial Equivalent Value to the pension payable in the form described in subsection (1) above.

SECTION 11 - DEATH BENEFITS

11.01 Death Prior to Retirement

      Subject to subsection 8.07, if a Participant dies while in the service of the Company prior to his retirement date and is survived by a Spouse, his Spouse will receive an annual pension benefit payable for the remainder of her lifetime, in an amount equal to 60% of the pension the Participant had earned up to his date of his death, pursuant to Section 8.02. No survivor benefits will be payable upon the death of an active Participant who does not have a Spouse at the date of his death.

11.02 Death After Retirement

      In the event of death of a Participant after the commencement of his monthly pension payments, the provisions of Section 10.01 will apply.

SECTION 12 - CEASING TO HOLD A DESIGNATED POSITION

12.01 If Participant ceases to occupy a Designated Position, but remains in the employ of the Company, he shall be entitled to a benefit commencing at his retirement date in accordance with Section 8. However, unless otherwise determined by Co-Steel, for purposes of calculating the entitlement of such a Participant under that Section,

       (1) his period of Credited Service shall exclude completed months following the date on which he ceased to occupy a Designated Position; and

       (2) his Earnings shall be based on the completed months during which he occupied a Designated Position.

12.02  If the service of a Participant is terminated either,

       (1)  by voluntary action of the Participant; or

       (2) for just cause,

       prior to his becoming eligible to receive retirement benefits under any Retirement Plan or government-sponsored arrangement, there shall be no benefit payable from this Plan.

12.03 If the service of a Participant is terminated prior to his normal retirement date, otherwise than as provided in 12.02, such Participant shall be entitled to a benefit determined as follows:

       (1) if, at his termination date, the Participant would be eligible for early retirement pursuant to Section 7.02, he will be deemed to have retired early on his termination date and will be entitled to an annual pension benefit determined in accordance with Section 8.03. Such benefit shall be payable on the first day of the month coincident with or next following his deemed retirement date, and monthly thereafter for the balance of the applicable payment period.

       (2) if, at his termination date, the Participant would not be eligible for early retirement pursuant to Section 7.02, he will be entitled to a deferred pension benefit commencing at normal retirement date determined in the same manner as provided in Section 8.02.

SECTION 13 - DESIGNATION OF BENEFICIARY

13.01 The designation, or alteration of a previous designation, of a beneficiary to receive any benefits payable under the Plan in the event of the Participant's death, will be made in accordance with the terms of the Retirement Plan.

13.02 If, for any reason, the Participant dies with no designated beneficiary or the beneficiary designated to receive benefits dies before all guaranteed payments, if any, have been made, any remaining benefits payable under the Plan shall be paid in accordance with the terms of the Retirement Plan.

13.03 The Company may require the execution and delivery of such documents and receipts as it may deem necessary or desirable in order to be assured that the payment of death benefits is properly made to the party entitled thereto.

SECTION 14 - TRANSFERS

14.01 In the event a Participant is transferred and becomes an employee of a subsidiary, affiliated or associated company to which the provisions of this Plan do not apply, his normal pension benefit will be based on his Earnings and his Credited Service up to the date of his transfer, and will be held to his credit until his retirement from or termination of employment with the subsidiary, affiliated or associated company.

14.02 In the event a Participant is employed by more than one company participating under this Plan, each such company shall share in the cost of any benefit to which the Participant is entitled under the Plan. The amount payable by each participating company shall be related to the Participant's service and earnings with such company, as determined in consultation with the Actuary and in accordance with any applicable agreement among the participating companies as may be in effect from time to time.

SECTION 15 - GENERAL PROVISIONS

15.01  (1)  The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment between the Company and any Designated Employee or to be a consideration for the employment of any person.

       (2) Nothing contained herein shall be deemed to give to any Designated Employee the right to be retained in the service of the Company or to interfere with the right of the Company to terminate the employment of any Designated Employee at any time without regard to the effect of such discharge upon the rights of such employee as a Participant of the Plan.

15.02 In the event that, on termination of the Plan, there should be a surplus in any of the Accounts set up under the Fund after making full provision for the accrued benefits payable from such Accounts to the Participants, such surplus shall revert to the Company or be applied as the Company may direct.

15.03 All payments made to a person entitled to benefits pursuant to the Plan's provisions are for the support and maintenance of such person and may not in any manner, in whole or in part, be assigned, alienated, sold, transferred, pledged, encumbered or charged and, except to the extent permitted by law, shall not be subject to attachment or subject to the claims of creditors of such person.

15.04 If the employment of a Participant is terminated and that person is thereafter re-employed, he will for all purposes of the Plan be considered to have first commenced employment with the Company on the date of his re-employment unless otherwise determined by Co-Steel.

15.05 Co-Steel shall have the sole authority to administer and interpret the Plan. Wherever the records of the Company are used for the purpose of this Plan, such records shall be considered conclusive of the facts with which they are concerned unless and until they are proven to be in error.

15.06 If, in the opinion of Co-Steel, any person receiving a benefit or entitled to receive a benefit under the terms of this Plan is, as a result of physical or mental infirmity, incapable of managing his affairs and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, Co-Steel may authorize any payment to which such person is entitled to be made to his spouse, child or other person on his behalf and such payment shall be a complete discharge of the obligation of the Plan to make such payment.

15.07  All expenses incurred in administering the Plan will be paid by Co-Steel.

15.08 Subject to the provisions of the Funding Agreement, any notice or election to be given, made or communicated pursuant to or for any purpose of the Plan shall be given, made or communicated in writing.

15.09 Section headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Section.

15.10 The masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.

15.11 The Plan is to be construed according to the laws of the Province of Ontario.

15.12 If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.

SECTION 16 -- FUTURE OF THE PLAN

16.01 Co-Steel retains the right to amend, modify or terminate the Plan in whole or in part, at any time and from time to time, and in such manner and to such extent as it may deem advisable, subject to the following provisos:

         (1) no amendment shall have the effect of reducing the then existing interest in the Fund of any Participant, joint annuitant, beneficiary, or estate unless a benefit of the same Actuarial Equivalent Value as the reduction is provided under another arrangement and in the opinion of the Funding Agency in consultation with the Actuary and legal counsel, this other arrangement does not adversely affect the security of benefits;

         (2)   no amendment to;

               (a)  change any attributes of the Letter of Credit as set out in
                    Section 3, unless in the opinion of the Funding Agency in consultation with the Actuary and legal counsel the change does not adversely affect the security of benefits provided under the Plan, or

               (b) remove the requirement to maintain the Fund except where the Plan is discontinued,

               shall be made without the unanimous written consent of the Participants and, with respect to deceased Participants, their Spouses or beneficiaries who at the effective date of the amendment are entitled to current payments under the Plan;

         (3) any amendment that removes any right of the Funding Agency or imposes additional duties or responsibilities on the Funding Agency is effective only if it is signed by both the Company and the Funding Agency;

         (4) any amendment that alters the terms of an existing Personal Retirement Agreement is effective only if it is signed by both the Company and the relevant Participant.

16.02 If it should become necessary to discontinue the Plan, the assets of the Fund may be applied to provide for the payment of retirement and other benefits in an equitable and non-discriminatory manner to Participants, joint annuitants, beneficiaries, and estates provided that the amounts of and methods of payment of the benefits arising from the asset allocations shall be as determined by Co-Steel on the advice of the Actuary in accordance with the method of asset allocation chosen.

                                   SCHEDULE B

                     Designated Employees on the Effective
                         Date Pursuant to Section 5.01


The following Employees became Participants of the Plan as at the Effective Date in accordance with Section 5.01 of the Plan:

                              Edward Reilly
                              Terry Newman
                              Dale Schmeizle
                              David Camozzi
                              John MacLean
                              Beth Kidney

                                 CO-STEEL GROUP


                SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN "B" FOR

                          SENIOR MANAGEMENT EMPLOYEES



                             Effective May 25, 2000

                               TABLE OF CONTENTS

ARTICLE 1   DEFINITIONS .....................................................  2

ARTICLE 2   ESTABLISHMENT OF THE PLAN .......................................  6

ARTICLE 3   BENEFITS UNFUNDED ...............................................  7

ARTICLE 4   ADMINISTRATION OF THE PLAN ......................................  8

ARTICLE 5   ELIGIBILITY .....................................................  9

ARTICLE 6   VESTING ......................................................... 10

ARTICLE 7   RETIREMENT DATES ................................................ 11

ARTICLE 8   RETIREMENT BENEFITS ............................................. 12

ARTICLE 9   DISABILITY ACCRUAL .............................................. 15

ARTICLE 10  TERMS OF PAYMENT ................................................ 16

ARTICLE 11  DEATH BENEFITS .................................................. 17

ARTICLE 12  TERMINATION AFTER THE VESTING DATE .............................. 18

ARTICLE 13  DESIGNATION OF BENEFICIARY ...................................... 19

ARTICLE 14  GENERAL PROVISIONS .............................................. 20

ARTICLE 15  FUTURE OF THE PLAN .............................................. 22

ARTICLE 1                         DEFINITIONS


For purposes of this Plan, including this Section, as the context may require, the expressions set out below shall have the following meanings regardless of any definitions at variance therewith in any other document.

1.01 "Actuarial Equivalent Value" means a value equal to the value of retirement benefits, when computed as described below and in the same currency in which benefits are payable to the Participant on whose behalf a computation is required. The calculation shall be made as of the date at which a determination is required, using the actuarial tables and such other methods as may be adopted by the Company on the advice of the Actuary.

1.02 "Actuary" means a person, firm, or corporation designated by the Company to be the actuary of the Plan, who shall be, or, in the case of a firm or corporation, a member of the staff of which shall be, duly qualified and acceptable to the Company.

1.03 "Average Earnings" means the average annual Earnings of the Participant during the 36 consecutive months of Credited Service at any time preceding the Participant's retirement, death or termination of employment in which the highest average is attained. If a Participant has not completed 36 months of Credited Service, the Participant's Average Earnings shall be based on his average annual Earnings during his period of Credited Service.

1.04 "Company" means Co-Steel and/or, as the case may be, any past, present or future associate, subsidiary or affiliate thereof which may with the consent of Co-Steel, be included in the Plan.

1.05     "Co-Steel" means Co-Steel Inc. and any successor company.

1.06 "Continuous Service" means the last period of uninterrupted active employment rendered on a regular, full-time basis by a Designated Employee to the Company, from the date the Designated Employee became a member of the Retirement Plan to the date such Designated Employee ceases employment, (that is, the date of the termination of employment of such Designated Employee without regard to notice of termination, payment in lieu thereof, severance or other damages unless otherwise agreed with the Designated Employee in writing), or such Designated Employee's death, or retirement, whichever first occurs and includes the following:

         (1)      service of the Designated Employee before the Effective Date;

     (2) approved leave of absence of the Designated Employee, including sick leave; and

     (3)  Disability of the Designated Employee.

1.07 "Credited Service" of a Designated Employee means the Designated Employee's number of completed years and months of Continuous Service.

1.08 "Designated Employee" means a regular full-time salaried employee of the Company who has been designated as eligible to participate in the Plan pursuant to Article 5.

1.09 "Disability" means

     (1) any period in which the Participant is in receipt of a benefit under a Company sponsored disability plan, other than this Plan, to which the Company makes contributions directly or indirectly;

     (2) the portion of any period, not exceeding one year, in which the Participant is in receipt of Worker's Compensation disability income benefits with respect to employment with a Company; and

     (3) the portion of any period in which the Participant is in receipt of Worker's Compensation disability income benefits with respect to employment with a Company which exceed one (1) year, provided that the Participant wound be eligible (whether the disability is occupational or non-occupational in nature) to receive benefits under a Company sponsored disability plan if he or she were not in receipt of such Worker's Compensation disability income benefits.

1.10 "Earnings" for a given 12-month period means the basic salary paid to a Participant during the period as determined by Co-Steel for purposes of the Plan, excluding overtime pay, bonuses, profit-sharing or other extra compensation. Salary earned from any company that is part of the Co-Steel group of companies, but excluding a Non-Participating Affiliate, will be taken into account for this purpose, and any salary earned in a currency other than Canadian dollars will be converted to Canadian dollars at the exchange rate in effect as of the last day of the calendar year in which the compensation was earned.

1.11 "Effective Date" means May 25, 2000.

1.12 "Non-Participating Affiliate" means an associate, subsidiary or affiliate of Co-Steel that does not participate in the Plan.

1.13 "Participant" means an individual who is or has been a Designated Employee and who is or will be entitled to benefits and rights under the Plan upon reaching the Vesting Date or as otherwise provided hereunder.

1.14 "Personal Retirement Agreement" means the agreement, if any, between each Participant and Co-Steel which supplements and modifies this Agreement in respect of the particular Participant.

1.15 "Plan" means this Co-Steel Group Supplementary Executive Retirement Plan "B" for Senior Management Employees, as it is hereby constituted effective May 25, 2000, and including any amendments thereto which may from time to time be made by Co-Steel.

1.16 "Plan Year" means the period commencing on January 1st of any year and ending on the following December 31st.

1.17 "Retirement Plan" means any formal retirement savings arrangement sponsored by the Company for its employees and in which the Designated Employee participates, whether registered or unregistered or whether funded or unfunded.

1.18 "Same-Sex Partner" means a person of the same sex as the Participant who is living with the Participant in a conjugal relationship:

      (1)  continuously for a period of not less than 3 years; or

      (2) in a relationship of some permanence if the Participant and that person are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario).

1.19 "Spouse" means the Participant's legally married spouse provided that if a Retirement Plan of which the Participant is a member at the date a determination is required contains a different definition of spouse than that specified hereunder, such Retirement Plan's definition shall prevail.

1.20 "Tax Act" means the Income Tax Act (Canada) as amended and the regulations issued under the Income Tax Act (Canada) from time to time.

1.21 "Unreduced Age" in respect of a Participant, shall refer to the age of the Participant at the time that any one of the following three conditions has been fulfilled:

      (1)  The Participant has completed at least 30 years of Continuous
           Service.

          (2) The Participant's age plus years of Continuous Service equals a total of at least 80.


          (3) The Participant has attained one of the following combinations of age and years of Continuous Service:


                                                        YEARS OF
                    PARTICIPANT'S AGE             CONTINUOUS SERVICE
                    -----------------             ------------------

                          62                               2

                          61                              13

                          60                              16

                          59                              19

                          58                              22

                          57                              25

                          56                              28

                          55                              30


1.22 "Vesting Date" in respect of a Participant shall mean the date that the Participant attains the age of 55.

ARTICLE 2                  ESTABLISHMENT OF THE PLAN

2.01 The Plan is an unregistered plan that is being established as of the Effective Date, for Designated Employees. The purpose of the Plan is to ensure that Designated Employees receive enhanced retirement benefits as defined in the Plan, without limitation due to maximums imposed on registered pension plans by applicable regulatory authorities.

2.02 The Plan is unfunded. At such time in the future when a Designated Employee attains the age of 55, the Company will secure the benefits promised hereunder by establishing an arrangement for such Designated Employee to provide funding in a manner acceptable to both such Designated Employee and the Company.

ARTICLE 3     BENEFITS UNFUNDED

3.01 The benefits under this Plan shall not be funded in respect of a Participant until such Participant attains the Vesting Date.

3.02 The Company may maintain reserve accounts and make such investments as it deems desirable to meet the potential future obligations hereunder but such investments are assets of the Company and subject to the claims of its creditors.

ARTICLE 4     ADMINISTRATION OF THE PLAN

4.01 The administration of the Plan shall be the responsibility of Co-Steel, and whenever a question which cannot be settled by reference to the Plan arises in the course of such administration, Co-Steel may settle such question at its discretion in a manner not inconsistent with the provisions of the Plan.

4.02 Co-Steel may appoint any person or corporation to administer the Plan and may delegate for such purpose from time to time such authority as it may deem necessary and advisable.

ARTICLE 5                         ELIGIBILITY


5.01 The persons set out in Schedule "B" to this Plan are hereby designated as Designated Employees and Participants in the Plan.

5.02   Each regular full-time Salaried Employee of the Company shall, subject to
       Section 5.03 become a Participant as of the date he or she becomes a Designated Employee.

5.03 No person shall become a Designated Employee unless such person has been so recommended by the Chief Executive Officer and approved by:

       (1)  the Compensation Committee of the Board of Directors of Co-Steel; or

       (2)  the Board of Directors of Co-Steel.

       The status of Designated Employee must be evidenced and confirmed by appropriate documentation of the retirement committee of Co-Steel or the equivalent body of any associated, subsidiary or affiliated company employing such person, a certified copy of which shall be delivered to such person.

ARTICLE 6     VESTING

6.01 A Participant shall become vested with respect to the benefits hereunder when he or she attains the Vesting Date while in Continuous Service. If a Participant is terminated, resigns or retires prior to attaining the age of fifty-five (55) such employee shall not be entitled to any benefits hereunder.

ARTICLE 7     RETIREMENT DATES

7.01 Subject to Section 7.03, the normal retirement date for a Participant will be the first day of the month coincident with or next following the Participant's attainment of age 65 (the "normal retirement date").

7.02 Subject to Section 8.03, a Participant may retire and commence to receive a pension benefit under this Plan on the first day of any month prior to attainment of normal retirement date, provided such Participant has attained the earlier of the Participant's Unreduced Age and age 55 ("early retirement date").

7.03 A Participant who has been permitted by Co-Steel or another employer participating under the Plan to remain in its service beyond attainment of age 65, will have his or her retirement benefits determined based on his or her Credited Service to his or her normal retirement date and on Earnings to his or her postponed retirement date.

ARTICLE 8                      RETIREMENT BENEFITS

8.01 (1) The benefits described in this Article 8 are not subject to limitations due to the maximum pension rules established by applicable regulatory authorities. The benefits payable from the Plan are the benefits calculated in accordance with the applicable provisions of this Article 8, reduced by:

          (a) the amount of any benefits payable in accordance with a Retirement Plan of the Company, including bridging supplements and any lump sum payable from a defined benefit or defined contribution plan, in respect of any part of the same period of Credited Service; the adjustment shall be determined as if the Participant elected to receive an Actuarial Equivalent pension payable in the same form as is payable under the Plan; and

          (b) the proportionate amount of any government sponsored retirement benefits to which the Company has contributed, attributable to the same period of Credited Service. For the purpose of this provision, the applicable amount of any government benefit shall be based on the benefit rate in effect as of the date at which a calculation is required hereunder.

     (2) A pension being paid to an individual under this Plan shall further be reduced if any amount of surplus is distributed from the Retirement Plan to the individual. The reduction shall be equal to the pension that has the Actual Equivalent Value of the amount of surplus distributed and such reduction shall be determined by Co-Steel and implemented within six months after such surplus distribution.

8.02 Subject to Section 8.01, each Participant who retires on the Participant's normal or postponed retirement date will be entitled to receive an annual pension benefit, payable monthly, equal to 2% of the Participant's Average Earnings multiplied by the Participant's years of Credited Service, not to exceed a total of 70% of the Participant's Average Earnings.

8.03 Each Participant who retires on his or her early retirement date in accordance with Section 7.02 will be entitled to receive an annual pension benefit in an amount determined as follows:

          (a) for a Participant who retires on or after the Participant's Unreduced Age, a benefit in accordance with Section 8.02.

          (b) for a Participant who retires on or after age 55, but prior to his or her Unreduced Age, a benefit calculated in accordance with
               Section 8.02, but reduced by 0.5% for each complete month that the pension commencement date precedes the Unreduced Age.

8.04 The first payment of the retirement benefit payable to a Participant under this Section shall be due and payable on the first day of the month coincident with or next following the Participant's actual retirement date, with subsequent amounts being due on the first day of each succeeding month for the balance of the applicable payment period.

8.05 Co-Steel reserves the right, in circumstances where retirement is prior to the normal retirement date and by mutual agreement between the Participant and the Company, to provide one or more of the following benefit improvements:

     (1) waive the reduction applicable under Section 8.03, when the Participant retires subsequent to age 55 but prior to the Participant's Unreduced Age; and

     (2) increase the Participant's pension benefit to reflect all or part of the salary increases that would be expected for the Participant over the period to the Participant's normal retirement date if the Participant was not retiring.

8.06 (1) Subject to the reductions specified in Section 8.01 for the amount of any benefits payable in accordance with a Retirement Plan of the Company or any government sponsored retirement benefits, in respect of any part of the same period of Credited Service, annual cost of living increase payments pursuant to this Section 8.06 are provided to:

          (a) a Participant who is receiving monthly pension payments from the Plan; and

          (b) the surviving Spouse or Same-Sex Partner or surviving joint annuitant of the Participant who dies in service or was receiving monthly pension payments from the Plan,

          provided that the Participant or the surviving Spouse or Same-Sex Partner or surviving joint annuitant was receiving his or her pension on November 1 of the year preceding the year during which the increase is paid.

     (2)  The increase for the cost of living adjustment pursuant to this
          Section 8.06 is determined as at January 1 each year. The pension payment will be increased to reflect 80% of the percentage change in the Consumer Price Index for the 12 months ending October in the prior calendar year, up to a maximum increase in pension of 4% per annum.

          For the purposes of this Section 8.06, "Consumer Price Index" means the Consumer Price Index for Canada for All Items (Not Seasonally Adjusted) provided by Statistics Canada, or such other official measure of price movement as may be substituted therefor.

     (3)  The percentage increase described in paragraph 8.06(2):

          (a) applies to the amount of the pension (calculated pursuant to the other provisions of this Article 8 or Article 9 prior to the application of any offset under Section 8.01) being paid to the Participant or the surviving Spouse or Same-Sex Partner or the surviving joint annuitant at the date the cost of living adjustment is granted, being January 1; and

          (b) is payable in the same form and with the same guarantees as the pension to which the increase is applied;

          and such additional pension payments shall be cumulative.

8.07 Notwithstanding any of the provisions of this Plan, if the Plan is terminated the Company may, at its discretion, calculate the Actuarial Equivalent Value of any Participant's or other person's entitlement under this Plan, and pay to the person such lump sum in full satisfaction of the benefits accrued and remaining unpaid to such person under the Plan.

ARTICLE 9                       DISABILITY ACCRUAL

9.01 A Participant who experiences a Disability prior to his or her normal retirement date will be deemed not to have terminated employment with the Company and will continue to accrue benefits under this Plan until he or she retires, reaches normal retirement age or ceases to experience such Disability, whichever first occurs. Such Participant's Earnings for the purposes of this Plan, during the period that he or she experiences such Disability, shall be deemed to be his or her Earnings in effect at the date of the commencement of such Disability. The Participant's Continuous Service will be deemed to have continued uninterrupted during such Disability.

      If a Participant retires and commences to receive a benefit under this Plan while still experiencing a Disability, the Participant shall be entitled to receive an annual pension benefit calculated in accordance with the appropriate provisions of Article 8, but further reduced by

      (1) the amount of any government-sponsored disability benefits to which a Company has contributed; and

      (2) the amount of any benefits payable under a disability plan sponsored by a Company received by such Participant.

ARTICLE 10                       TERMS OF PAYMENT

10.01 Subject to Section 8.07, the retirement benefit provided under this Plan shall be payable;

         (1) if the Participant has no Spouse or Same-Sex Partner, at the time of the Participant's retirement, for the life of the Participant, with a minimum payment period of 60 months; and

         (2) if the Participant has a Spouse or Same-Sex Partner at the time of the Participant's retirement, as a joint and survivor pension payable in equal monthly instalments for the life of the Participant, and after the Participant's death to the Participant's Spouse or Same-Sex Partner for his or her lifetime. The monthly pension payable to the Spouse or Same-Sex Partner shall be 60% of the amount of each monthly instalment paid to the Participant during his or her lifetime. The joint and survivor pension shall have Actuarial Equivalent Value to the pension payable in the form described in subsection (1) above.

10.02 A Participant who has a spouse of Same-Sex Partner may elect the form of pension described in paragraph 10.01(1) above, provided that the Participant and the Spouse or the Same-Sex Partner, as the case may be, jointly waive the joint and survivor pension described in paragraph 10.01(2) in the same manner and subject to the same provisions provided with respect to waiver of a spousal joint and survivor pension as provided in the Retirement Plan. If the Retirement Plan does not provide for a Same-Sex Partner, such a joint waiver for a Participant and a Same-Sex Partner shall be in accordance with the Retirement Plan provisions for spousal waiver of a joint and survivor pension.

ARTICLE 11                        DEATH BENEFITS

11.01 Subject to Section 8.07, if a Participant dies while in the service of the Company prior to his or her retirement date the Participant shall be deemed to have reached the Vesting Date if he or she has not already done so.

          (1) If such Participant is survived by a Spouse or Same-Sex Partner, the Spouse or Same-Sex Partner will receive an annual pension benefit payable for the remainder of his or her lifetime, in an amount equal to 60% of the pension the Participant had earned up to the date of such Participant's death, pursuant to Section 8.02; provided that the value of such benefit shall not be less than the commuted value of such Participant's accrued benefit under the Plan at the date of his or her death.

          (2) If such Participant does not have a Spouse or Same-Sex Partner at the date of his or her death, a death benefit of a lump sum equal to the commuted value of his or her pension as of the date of death, will be paid in accordance with the provisions of Article 13.

11.02 In the event of death of a Participant after the commencement of his or her monthly pension payments, the provisions of Section 10.01 will apply.

ARTICLE 12     TERMINATION AFTER THE VESTING DATE

12.01 If the service of a Participant is terminated on or after the date such Participant reaches the Vesting Date but prior to his or her normal retirement date, such Participant shall be entitled to a benefit determined as follows:

      (1) at the Participant's termination date, the Participant will be deemed to have retired early on the termination date and will be entitled to an annual pension benefit determined in accordance with
           Section 8.03. Such benefit shall be payable on the first day of the month coincident with or next following the Participant's deemed retirement date, and monthly thereafter for the balance of the applicable payment period.


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                                     - 19 -


ARTICLE 13     DESIGNATION OF BENEFICIARY

13.01 A Participant may designate a beneficiary to receive any benefits payable under the Plan in the event of the Participant's death and such designation or alteration of such designation will be made in accordance with the terms of the Retirement Plan.

13.02 If, for any reason, the Participant dies with no designated beneficiary or the beneficiary designated to receive benefits dies before all guaranteed payments, if any, have been made, any remaining benefits payable under the Plan shall be paid in accordance with the terms of the Retirement Plan.

13.03 The Company may require the execution and delivery of such documents and receipts as it may deem necessary or desirable in order to be assured that the payment of death benefits is properly made to the party entitled thereto.


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                                      -20-


ARTICLE 14                     GENERAL PROVISIONS

14.01     (1)  The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment between the Company and any Designated Employee or to be a consideration for the employment of any person.

          (2) Nothing contained herein shall be deemed to give to any Designated Employee the right to be retained in the service of the Company or to interfere with the right of the Company to terminate the employment of any Designated Employee at any time without regard to the effect of such discharge upon the rights of such employee as a Participant of the Plan.

14.02 In the event that, on termination of the Plan, there should be a surplus in any of the funds set aside under any funding arrangement to secure any benefits provided under this Plan, after making full provision for the accrued benefits payable from such funds to the Participants, such surplus shall revert to the Company or be applied as the Company may direct.

14.03 All payments made to a person entitled to benefits pursuant to the Plan's provisions are for the support and maintenance of such person and may not in any manner, in whole or in part, be assigned, alienated, sold, transferred, pledged, encumbered or charged and, except to the extent permitted by law, shall not be subject to attachment or subject to the claims of creditors of such person.

14.04 Except as otherwise provided herein, if the employment of a Participant is terminated and that person is thereafter re-employed, he will for all purposes of the Plan be considered to have first commenced employment with the Company on the date of his re-employment unless otherwise determined by Co-Steel.

14.05 Co-Steel shall have the sole authority to administer and interpret the Plan. Wherever the records of the Company are used for the purpose of this Plan, such records shall be considered conclusive of the facts with which they are concerned unless and until they are proven to be in error.

14.06 If, in the opinion of Co-Steel, any person receiving a benefit or entitled to receive a benefit under the terms of this Plan is, as a result of physical or mental infirmity, incapable of managing his or her affairs and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, Co-Steel may authorize any payment to which such person is entitled to be made to his or her Spouse or Same-Sex Partner, child or other person on his or her behalf and such payment shall be a complete discharge of the obligation of the Plan to make such payment.

14.07 All Expenses incurred in administering the Plan will be paid by Co-Steel.

14.08 Any notice or election to be given, made or communicated pursuant to or for any purpose of the Plan shall be given, made or communicated in writing.

14.09 Section headings are for convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Section.

14.10 The masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.

14.11 The Plan is to be construed according to the laws of the Province of Ontario.

14.12 If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.

14.13 This Plan is binding on the Company and its successors and assigns.
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                                     - 22 -


ARTICLE 15     FUTURE OF THE PLAN

15.01 Co-Steel retains the right to amend, modify or terminate the Plan in whole or in part, at any time and from time to time, and in such manner and to such extent as it may deem advisable, subject to the following provisos:

      (1) any amendment that alters the terms of an existing Personal Retirement Agreement is effective only if it is signed by both the Company and the relevant Participant; and

      (2) any amendment or discontinuance may not impair any benefits previously granted.

                                   SCHEDULE B

                     Designated Employees on the Effective
                         Date Pursuant to Section 5.01


The following Employees became Participants of the Plan as at the Effective Date in accordance with Section 5.01 of the Plan:

                                    Andy Boulanger
                                    Brett Richards